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                    [LETTERHEAD OF L.J. SOLDINGER ASSOCIATES]



                                                                January 17, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                     Re:  Cytomedix, Inc.

We have read the statements that we understand Cytomedix, Inc. will include under Item 4 of the Form 8 - K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                        Yours truly,

                                        /s/ L J Soldinger Associates
                                        -----------------------------
                                        L J Soldinger Associates